CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-14381 on Form
S-8 of our report dated December 17, 2007, appearing in this Annual Report on Form 11-K of
The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 2007.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
December 17, 2007